Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned officers of Texas Roadhouse, Inc. (the “Company”), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Annual Report on Form 10-K of the Company for the fiscal year ended December 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: February 27, 2026	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer
(Principal Executive Officer)

Date: February 27, 2026	By:	/s/ MICHAEL S. LENIHAN
Michael Lenihan
Chief Financial Officer
(Principal Financial Officer)

Date: February 27, 2026	By:	/s/ Keith V. Humpich
Keith V. Humpich
Chief Accounting and Financial Services Officer
(Principal Accounting Officer)